Exhibit 99.1

Shermen WSC Acquisition Corp. to Merge with ED&F Man Holdings Limited’s Bulk Liquid Storage and Liquid Animal Feed Supplement Businesses (“Westway Group”)

•                  Westway Group becomes an independent global provider of bulk liquid storage services and liquid animal feed supplements, with leading positions in key markets

•                  Combination provides significant capital resources to develop customer-driven, value- enhancing growth projects in its existing businesses

•                  ED&F Man Holdings Limited to become largest shareholder and key strategic partner upon completion of the transaction

•                  Shermen WSC Acquisition Corp.’s public common shareholders to receive $1.00 per share special dividend

NEW YORK, NY, November 25, 2008—Shermen WSC Acquisition Corp.  (OTCBB: SACQU) (“Shermen” or the “Company”) today announced that it has entered into an agreement with ED&F Man Holdings Limited (together with its subsidiaries, “ED&F Man”) to merge with ED&F Man’s bulk liquid storage and liquid animal feed supplement businesses (“Westway Group”, “Westway” or the “Businesses”).  As part of the transaction, ED&F Man will transfer the Businesses to Shermen in exchange for $103.0 million in cash and a combination of newly issued common and convertible preferred shares of Shermen valued at approximately $165.1 million.  ED&F Man is a leading global supplier of a broad range of commodity products, including sugar, molasses, animal feed, tropical oils, biofuels and coffee to multinational and industrial consumers.  Following completion of the transaction, the Company would have an enterprise value of $294.1 million,(1) or 6.4x EBITDA for the last twelve-months (“LTM”) ended July 31, 2008.  Immediately following completion of the transaction, Shermen will be renamed Westway Group, Inc. and will be headquartered in New Orleans, Louisiana.

This transaction positions Westway to continue its significant growth in bulk liquid storage services and to further expand its leadership position in the liquid animal feed supplement industry.  Furthermore, the knowledge and capital resources provided by Shermen will allow Westway to explore expansion into complementary businesses.

Francis P. Jenkins, Jr., current Chairman and Chief Executive Officer of Shermen, will become Chairman of the Board of Westway Group, Inc. and G. Kenneth Moshenek, current President and a director of Shermen, will become a director of the company.  Mr. Jenkins said, “Infrastructure and nutrients are two of the few constants in the agricultural industry today and both serve as key foundations for the expansion in the global growth of agriculture.  We believe the upcoming expansion in identity preservation, food safety concerns and increased global trade of agricultural commodities will accelerate the need for more storage.  Westway’s

(1) Based on a common share trading value of $6.03 in trust value (as of November 10, 2008) per share less $1.00 special dividend per share to be paid only to public shareholders shortly after closing (Sponsor and ED&F Man will not participate)

bulk liquid storage facilities are strategically positioned in key markets to take advantage of the growth opportunities coming down the road.  Westway’s liquid animal feed supplement business has been the premier source of liquid animal nutrients for the livestock industry for many years.  With Westway’s leadership in the feed industry and the logistical advantages provided by its broad network of facilities, we expect solid growth in this business as it mirrors the global consumer’s growing appetite for higher protein diets.”

Peter Harding, currently Managing Director of the division of ED&F Man that includes Westway, will lead Westway Group’s management team.  Mr. Harding originally joined ED&F Man in 1995 and has played a key role in the growth and development of Westway.  In total, Mr. Harding has more than 35 years of experience in the agricultural commodities industry, across a variety of sectors and management functions. Wayne Driggers, who currently manages the North American division of the bulk liquid storage business, will assume responsibility for managing the global bulk liquid storage business.  Mr. Driggers is a 17-year veteran of ED&F Man and has 31 years of experience in the bulk liquid storage and transportation industries.  The liquid animal feed supplement business will continue to be managed by Bryan Shoemaker, a 19-year veteran of ED&F Man with 29 years of experience in the animal feed industry.

Mr. Harding, who will be Chief Executive Officer of Westway Group, Inc., said, “This transaction will provide Westway with the financing and independence necessary to develop the growth and expansion opportunities of our businesses.  In addition, we are excited to work with Francis Jenkins and the Shermen team to identify and execute new strategic opportunities for our company.”

After closing, ED&F Man will be Westway Group, Inc.’s largest shareholder with 49.5% ownership of its common shares.  In addition, ED&F Man initially will be entitled to elect three of the seven members of the Company’s Board of Directors.  Also, ED&F Man and the Westway Group will enter into strategic agreements establishing the Westway Group as ED&F Man’s preferred supplier of bulk liquid storage services globally and ED&F Man as the Westway Group’s exclusive supplier of offshore cane molasses for its liquid animal feed supplement business.

Phil Howell, Chief Operating Officer of ED&F Man said, “Westway has been an important part of ED&F Man’s growth and financial success since our initial investment in the business in 1995.  Combining with Shermen to become a public company will offer Westway improved access to financing sources, allowing the company to accelerate its growth and generate increased returns for shareholders.  We look forward to continuing our strong strategic relationship with Westway following this transaction, and to working closely with the Westway Group management team to identify mutually beneficial growth opportunities for our respective businesses.”

Overview of Bulk Liquid Storage Business:

ED&F Man’s bulk liquid storage business, currently operating under the name Westway Terminals, is a leading global provider of storage services to manufacturers and consumers of agricultural and industrial liquids.  The business’ infrastructure includes a network of 24 terminal facilities, offering total storage capacity of 284.0 million gallons, located at key port and terminal locations throughout the U.S., Western Europe and Asia.

Westway offers a broad range of services relating to the receipt, storage, handling and distribution of bulk liquids, which are customized to meet specific customer requirements.  The business’ facilities accommodate a wide variety of agricultural and industrial liquids, including molasses, liquid animal feed, caustics, vegetable oils, tallows, greases, liquid fertilizers, esters (e.g., bio-diesel), paraffin waxes, lubrication oils, chemicals and asphalts.

Given its comprehensive service offering and broad geographic reach, Westway has developed an attractive portfolio of blue-chip, global customers.  Westway is focused on developing long-term, strategic relationships with its customers, many of whom have been doing business with the company for more than ten years.

Westway has utilized acquisitions, new site openings and existing facility expansions to significantly enhance its storage capacity and service offering.  Westway currently has several additional customer-driven growth initiatives in development that are expected to increase storage capacity to approximately 370.0 million gallons by 2011 (excluding the impact of potential acquisitions).  As a matter of policy, Westway does not engage in expansion activities unless it has received strong interest from customers to help support the new capacity.  For example, on November 1, 2008, Westway agreed with the Port of Gray’s Harbor, WA, to build a state-of-the art storage facility that will provide 13.4 million gallons of incremental storage capacity by 2010, and has obtained customer commitments for all of that new capacity.

Overview of Liquid Animal Feed Supplement Business:

ED&F Man’s liquid animal feed supplement business, currently operating under the name Westway Feed Products, is the largest liquid animal feed supplement manufacturer in North America.  The business produces approximately 1.7 million tons of liquid animal feed supplements annually, which are sold directly to ranchers or feed manufacturers supplying the beef, dairy, horse, sheep and other livestock industries.

Westway’s 30 strategically located manufacturing and distribution facilities allow the business to supply liquid animal feed supplements to the 48 contiguous U.S. states, five Canadian provinces and parts of Northern Mexico.  Westway is the only North American liquid animal feed supplement manufacturer with such extensive supply capabilities.  The business also supplies liquid animal feed supplements in Australia via its 50% interest in the Champion Liquid Feed Company, a joint-venture with Ridley Agri-Products formed in 2001.

Westway’s proprietary manufacturing processes combine molasses and other base liquids with various nutrients to create a wide variety of liquid animal feed supplement products.  Westway’s blending processes can be tailored to meet specific customer needs or to adjust to changing market conditions for raw materials.

Westway invests heavily in research and development to ensure it maintains technological leadership in the liquid animal feed supplement marketplace.  For example, Westway has been instrumental in the development and patenting of new suspension technology, treatment of viscous liquid by-products and new block processing technology.  In addition to these select patents, Westway has numerous innovative patents pending that could provide significant additional growth opportunities when commercialized.

Financial Overview:

In the fiscal year ended October 31, 2007, Westway generated revenues of $292.5 million (unaudited) and Adjusted EBITDA(1) of $37.6 million (unaudited), representing an increase in Adjusted EBITDA of 31.5% over fiscal year 2006.  In the twelve-month period ended July 31, 2008, Westway generated revenues of $345.6 million and Adjusted EBITDA of $45.9 million (unaudited).  On the basis of Adjusted EBITDA in the twelve-month period through July 31, 2008, the bulk liquid storage and liquid animal feed supplement businesses represented approximately 74% and 26% of the overall business, respectively.  Westway is currently in the final stages of confirmation of its carve-out financial statements for the three year period ended October 31, 2007 through an audit by an independent registered public accounting firm.

Transaction Overview:

Upon the closing of the transaction, ED&F Man will receive (i) approximately $103 million, in cash, (ii) approximately 7.4 million newly issued Series A Convertible Preferred Shares of the Company (“Series A Convertible Preferred Shares”), and (iii) up to 24.3 million newly issued common shares of the Company.  The Series A Convertible Preferred Shares (i) will accrue dividends at the rate of $.0344 per share per quarter until the seventh anniversary of the closing date, (ii) will have a liquidation preference of the greater of (x) $5.50 per share plus accrued but unpaid dividends and (y) their as-converted value, and (iii) are convertible into the Company’s common shares at a one-to-one ratio, subject to adjustment.  The holders of the Series A Convertible Preferred Shares will also be entitled to participate ratably on an “as-converted basis” in any dividend or other distribution payable with respect to the Company’s common shares.

(1) See Information About EBITDA and Adjusted EBITDA below

The valuation of this consideration is summarized in the following table:

(Amounts in millions)

Transaction Consideration Assuming no Conversion of Shermen Existing Shareholders

Consideration	Shares	Total Value
Cash	NA	$103.0
Common Shares(1)	24.3	122.3
Series A Convertible Preferred Shares(1)	7.4	37.3
Present Value of Dividend on Series A(2)		5.5
Total Consideration		$268.1

The Company will take several steps to enhance the value of this transaction to its shareholders.  These steps include the following:

•                  The Company will pay to its shareholders a special dividend of $1.00 per share shortly after closing.  This dividend will not be payable to ED&F Man on the shares it receives on the closing date and the Company’s sponsor, Shermen WSC Holding LLC (the “Sponsor”), has agreed to waive its right to receive this dividend.

•                  At the closing of the transaction, the Sponsor will modify 69.1% of its current common share ownership to enhance the transaction for public shareholders.

•                  The Sponsor will exchange 1.1 million of the Company’s common shares it currently owns for (i) 60,000 newly issued Series A Convertible Preferred Shares, (ii) 40,000 newly issued Company common shares and (iii) warrants to acquire 1.0 million of the Company’s common shares at an exercise price of $5.00 per share (exercisable over four years after the closing).

•                  The Sponsor will keep all of its common shares of the Company (and the preferred shares and warrants received in the exchange described above) in escrow for six months following the closing of the transaction.  The Sponsor has also agreed that of its remaining 4.7 million common shares (after giving effect to the above described exchange), 2.9 million will be retained in escrow beyond the six-month period, and will only be released, in up to three increments, if the Westway Group meets or exceeds either certain earnings (EBITDA) performance targets or certain share price performance targets.  The EBITDA targets are set at $52.0 million, $57.0 million and $62.0 million for any trailing twelve-month period for each increment and the share price targets are set at $6.50, $7.00 and

(1) Common share and Series A Convertible Preferred Share value assumed to be $6.03 based on the trust value (as of November 10, 2008) per share less $1.00 special dividend per share to be paid only to public shareholders shortly after closing

(2) Present value of preferred dividend, assuming $0.0344 per share quarterly dividend, discounted at 8%

$7.50.  The closing price must exceed the target on five trading days out of a seven consecutive trading day period.

•                  The Company will establish a warrant repurchase program to make open market purchases from time to time following completion of the transaction.  The Company has allocated $15.0 million initially for this purpose.

The sources of funds for the transaction will consist of $138.6 million (as of November 10, 2008) of net proceeds from the Company’s trust account and the balance from a credit facility to be made available upon the closing of the transaction.

In addition to the shares to be delivered to ED&F Man at the closing of the transaction, approximately 12.2 million Series A Convertible Preferred Shares will be issued in the name of ED&F Man but deposited by the Company into an escrow account.  These shares will be released to ED&F Man in up to three increments if the Westway Group meets or exceeds either certain earnings (EBITDA) performance targets or certain share price performance targets, as described below.

•                  The EBITDA targets are set at $52.0 million, $57.0 million and $62.0 million for any trailing 12-month period for each increment and the share price targets are set at $6.50, $7.00 and $7.50.  The closing price must exceed the target on five trading days out of a seven consecutive trading day period.

•                  There are limitations on the time before which ED&F Man’s escrowed shares can be released.  An aggregate of no more than one-third of the escrowed shares can be released before November 1, 2009, an aggregate of no more than two-thirds of the escrowed shares can be released before November 1, 2010 and the remaining escrowed shares cannot be released before November 1, 2011, irrespective of the date on which the applicable EBITDA or share price target is achieved.

As indicated above, ED&F Man will initially be entitled to elect three of the seven members of the Company’s Board of Directors.  ED&F Man’s right to elect directors is subject to adjustment depending on the number of shares of the Company’s common shares that ED&F Man and its affiliates own from time to time thereafter.

The number of the Company’s common shares to be delivered to ED&F Man at the closing of the transaction will be decreased, with a corresponding increase in the number of Series A Convertible Preferred Shares issuable to ED&F Man, if at the closing ED&F Man and its affiliates would otherwise beneficially own more than 49.5% of the Company’s outstanding common shares.  This could result from shareholders of the Company electing to convert their common shares into a portion of the Company’s trust account.

The following table sets forth the implied valuation based on a common share trading price of $5.03 following the completion of the $1.00 per share special dividend paid to only the public shareholders and assuming no Shermen shareholder conversion.

(Amounts in millions, except per share data)

Implied Valuation

Existing Shermen Investors
Public Common Shares	23.0
Sponsor Common Shares	1.8
Warrants	0.3
Sponsor Series A Convertible Preferred Shares	0.06

ED&F Man
Common Shares Issued to ED&F Man	24.3
Series A Convertible Preferred Shares	7.4
Total Share Equivalents	56.9

Pro Forma Fully Diluted Equity Value	$286.2
Plus: Present Value of Dividend on Series A (1)	5.5
Plus: Net Debt (2)	2.4
Pro Forma Enterprise Value	$294.1

LTM EBITDA	45.9
Enterprise Value / LTM EBITDA	6.4x

The following table sets forth the number of shares of the Company currently outstanding and the pro forma number of shares that would be outstanding if (i) no shareholders exercised their right to convert their shares into cash from the Company’s trust account and (ii) the holders of 39.99% of the Company’s common shares exercised their right to convert their shares into cash from the Company’s trust account:

(1) Present value of preferred dividend, assuming $0.0344 per share quarterly dividend, discounted at 8%

(2) Prior to optional warrant repurchase program

	Shares Outstanding
(Shares in millions)	Current Capitalization	Pro Forma — 0% Conversion	Pro Forma — 39.99% Conversion(1)
Common Shares held by Public	23.0	23.0	13.8
Common Shares held by Sponsor	5.8	1.8	1.8
Common Shares held by ED&F Man		24.3	15.3
Total Common Shares Outstanding	28.8	49.1	30.9

Warrants held by Public	46.0	46.0	46.0
Warrants held by Sponsor	5.2	6.2	6.2
Total Warrants Outstanding	51.2	52.2	52.2

Series A Convertible Preferred Shares held by ED&F Man	—	7.4	16.0
Series A Convertible Preferred Shares held by Sponsor	—	0.06	0.06
Total Series A Convertible Preferred Shares Outstanding	—	7.5	16.1

Series A Convertible Preferred Shares held in Escrow	—	12.2	12.2
Common Shares held in Escrow	—	2.9	2.9

The agreement to enter into the transaction has been approved by the respective Boards of Directors of Shermen and ED&F Man Holdings Limited.  The transaction is subject to approval by Shermen shareholders and to the satisfaction of the condition that holders of less than 40% of the Company’s shares issued in the Company’s initial public offering and outstanding immediately before the closing exercise their rights to convert their shares into a pro rata share of the Company’s trust account, as permitted under the Company’s Certificate of Incorporation.  The Company will prepare a proxy statement for filing with the SEC and will hold a meeting of shareholders to seek approval of the transaction.

The transaction is subject to additional conditions, including the expiration of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act, the entering into a credit facility under which the Company and/or one or more of its subsidiaries will be borrowers and other customary closing conditions.  The transaction is expected to close in the second quarter of 2009.

As part of the transaction, Shermen will apply to change the listing of its common shares to either the NASDAQ Stock Market or the NYSE Alternext U.S.

(1) Represents the maximum shareholder conversion for transaction to close

Oppenheimer & Co.  Inc.  is serving as financial advisor to Shermen and Lazard Frères & Co.  LLC is serving as financial advisor to ED&F Man.  Dechert LLP is serving as legal counsel to Shermen and Dewey & LeBoeuf LLP is serving as legal counsel to ED&F Man.

About Shermen

Shermen is a “blank check” company organized under the laws of the State of Delaware for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the agriculture industry.  In 2007, Shermen through its initial public offering raised, net of fees and expenses, approximately $131.5 million including $3.65 million in a private placement of warrants that were deposited into a trust account.  Shermen has dedicated its time since the initial public offering to seeking and evaluating business combination opportunities.

About ED&F Man Holdings Limited

Originally established in London in 1783, ED&F Man Holdings Limited is a leading global supplier of a broad range of commodity products, including sugar, molasses, animal feed, tropical oils, biofuels and coffee to multinational and industrial consumers.  ED&F Man provides a comprehensive range of supply chain services in its chosen commodities, from production, sourcing, storage and delivery to risk management and financial services.  ED&F Man is an employee-owned company, with around 4,500 employees operating in over 60 countries around the globe.  In its last fiscal year through October 31, 2007, ED&F Man reported revenues of over $8.0 billion and total assets of over $2.9 billion.

Additional Information

Shermen intends to file with the SEC a preliminary proxy statement in connection with the proposed transaction and to mail a definitive proxy statement and other relevant documents to Shermen shareholders.  Shareholders of Shermen and other interested persons are advised to read, when available, Shermen’s preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with Shermen’s solicitation of proxies for the special meeting to be held to approve the transaction because these proxy statements will contain important information about ED&F Man, the Businesses, Shermen and the proposed transactions.  The definitive proxy statement will be mailed to shareholders as of a record date to be established for voting on the merger.  Shareholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Shermen WSC Acquisition Corp., c/o The Shermen Group, 230 Park Avenue, Suite 1000 New York, NY  10169, telephone (212) 300-0020.  The proxy statements or applicable parts of such statements may also be notified to the public in accordance with the rules of the Over-the-Counter Bulletin Board.

Shermen and its directors and officers may be deemed participants in the solicitation of proxies from Shermen’s shareholders.  A list of the names of those directors and officers and descriptions of their interests in Shermen is contained in Shermen’s prospectus dated May 24, 2007, which is filed with the SEC, and will also be contained in Shermen’s proxy statement when it becomes available.  Shermen’s shareholders may obtain additional information about the interests of its directors and officers in the transactions by reading Shermen’s proxy statement when it becomes available.

Information about EBITDA and Adjusted EBITDA

EBITDA is defined as income from operations before gains or (losses) on the disposal of assets, plant & equipment, depreciation and amortization, interest and taxation.  Adjusted EBITDA is based upon the carve-out financial statements derived from the historical financial statements of Westway.  Adjusted EBITDA for the twelve-month period through July 31, 2008 is adjusted from EBITDA to (i) add back $921,000 in expenses incurred as part of the closing of a bulk liquid storage facility and (ii) remove approximately $600,000 in foreign currency translation gains.  Adjusted EBITDA does not include certain pro forma effects of the transaction.

Adjusted EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by securities analysts, investors and other interested parties in the evaluation of businesses.  Other companies may calculate EBITDA or Adjusted EBITDA differently.  EBITDA and Adjusted EBITDA are not measurements of financial performance under generally accepted accounting principles and should not be considered as alternatives to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with generally accepted accounting principles.  Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Forward-looking Statements

This press release contains statements relating to future results of Shermen and the Businesses (including certain projections and business trends, and statements which may be identified by the use of the words “may”, “intend”, “expect” and like words) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those projected as a result of certain risks and uncertainties.  For the Businesses, these risks and uncertainties include, but are not limited to the Businesses’ ability to remain competitive; their ability to maintain their relationships with customers and suppliers; their ability to remain competitive with respect to prices, their ability to service debt and raise capital if necessary; the ability to retain management and key personnel, and others.  For Shermen, factors include, but are not limited to: the successful combination of Shermen with the Businesses, the ability to retain key personnel and the ability to achieve shareholder and regulatory approvals and to successfully close the transaction.  Additional information on these and other factors that may cause actual results and Shermen’s performance to differ materially is included in Shermen’s periodic reports filed with the SEC, including but not limited to Shermen’s Form 10-K for the year ended December 31, 2007 and subsequent Form 10-Q’s.  Copies may be obtained by contacting Shermen or the SEC.  Shermen and ED&F Man caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  Shermen and ED&F Man do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstance on which any such statement is based, except as required by law.

For further information:

Shermen WSC Acquisition Corp.
Francis P. Jenkins, III	Tel: (212) 332-2858

Lazard Frères & Co.
Perk Hixon	Tel: (212) 632-6100